Exhibit 99.1

NEWS RELEASE

Contact:

Brenda Rarick

AMD Public Relations

512-602-8475

brenda.rarick@amd.com

Contact:

Irmina Blaszczyk

AMD Investor Relations

408-749-3398

irmina.blaszczyk@amd.com

Morton L. Topfer Retires from AMD Board of Directors

SUNNYVALE, Calif. — Aug. 3, 2009 — AMD (NYSE: AMD) today announced that Morton L. Topfer, 72, has retired from the company’s board of directors effective July 30, 2009. He has been a member of the board since February 2005.

“We thank Mort for his more than four years of service on the board of directors,” said Dirk Meyer, president and CEO of AMD. “We are and will continue to be a better company as a result of the wisdom and experience he brought to our team.”

About AMD

Advanced Micro Devices (NYSE: AMD) is an innovative technology company dedicated to collaborating with customers and technology partners to ignite the next generation of computing and graphics solutions at work, home and play. For more information, visit http://www.amd.com.

AMD, the AMD Arrow logo are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and may be trademarks of their respective owners.